Exhibit 99.1

NEWS RELEASE

Media Contact:	Doug Kline
Sempra Energy
(877) 340-8875
dkline@sempra.com
www.sempra.com

Financial Contact:	Victor Vilaplana
Sempra Energy
(877) 736-7727
investor@sempra.com

SEMPRA ENERGY REPORTS

FIRST-QUARTER 2013 EARNINGS

•

Successful Initial Public Offering of Mexican Subsidiary IEnova Completed

•

California Utilities’ Rate Case Advances With Issuance of Proposed Decision

•

Cameron LNG Becomes First Pending LNG Export Project to Attain FERC Environmental Review Schedule

SAN DIEGO, May 2, 2013 – Sempra Energy (NYSE: SRE) today reported first-quarter 2013 earnings of $178 million, or $0.72 per diluted share, compared with $236 million, or $0.97 per diluted share, in the first quarter 2012.  First-quarter 2013 earnings included a one-time charge for income tax expense of $63 million related to a reorganization in connection with the initial public offering of Sempra Energy’s Mexican subsidiary.

“While our reported earnings declined in the first quarter, the performance of our businesses remains solid and we completed several key strategic milestones, including the sale of half of our ownership interest in our Arizona gas-fired power plant and the successful public offerings at our Sempra Mexico unit,” said Debra L. Reed, chairman and CEO of Sempra Energy.  “During the quarter, we raised nearly $1 billion in external capital and attracted strong local ownership in our Mexican company, IEnova.”

Additionally, Reed said that the company continues to make progress in permitting its proposed Cameron LNG export project in Louisiana.  Last month, the Federal Energy Regulatory Commission (FERC) issued a notice of its schedule for the environmental review of the project.  Cameron LNG is the first and only proposed LNG export application currently pending before the FERC to have reached this milestone in the permitting process.  Based on the published schedule, the FERC is expected to release the final Environmental Impact Statement for the project in November and issue its final ruling in early 2014.  The company expects to receive the other major permit for the project from the U.S. Department of Energy by the end of this year.  The project is slated to begin operations in 2017 and process up to 1.7 billion cubic feet per day of natural gas for export to international markets.

CALIFORNIA UTILITIES

On March 29, the California Public Utilities Commission (CPUC) issued a draft decision in the General Rate Case for San Diego Gas & Electric (SDG&E) and Southern California Gas Co. (SoCalGas).  Until the CPUC reaches a final decision, both utilities are recording revenues based on 2011 authorized levels, as adjusted for the recovery of incremental wildfire insurance premiums at SDG&E.  SoCalGas and SDG&E will record the cumulative change resulting from the decision, retroactive to the beginning of 2012, in the quarter a final decision is approved.   A final decision on the General Rate Case is expected in the second quarter.

Due to the delay in the final rate case decision, first-quarter 2013 earnings were lower for both SDG&E and SoCalGas.  The two utilities had higher operating expenses, including depreciation, with no increase in authorized revenue.

San Diego Gas & Electric

SDG&E had first-quarter earnings of $91 million in 2013, compared with $105 million in 2012.

Southern California Gas Co.

Earnings for SoCalGas in the first quarter 2013 were $46 million, compared with $66 million in last year’s first quarter.

SEMPRA INTERNATIONAL

Sempra South American Utilities

Sempra South American Utilities recorded earnings of $37 million in the first quarter 2013, compared with $40 million in the first quarter 2012.  The decrease in earnings was due primarily to an impairment charge on its investment in Argentine utilities, partially offset by higher earnings in Chilean and Peruvian operations.

Sempra Mexico

Sempra Mexico’s earnings in the first quarter 2013 were $31 million, compared with $33 million in last year’s first quarter.

During the first quarter 2013, Sempra Mexico completed separate debt and equity offerings raising nearly $1 billion of external capital.  The initial public offering – the first for an energy company in Mexico – sold nearly 19 percent of the equity in the company.  The Mexican operating company was renamed “IEnova.”

SEMPRA U.S. GAS & POWER

Sempra Renewables

Sempra Renewables had first-quarter earnings of $4 million in 2013, compared with $10 million in 2012, due to lower tax benefits from solar projects, partially reflecting the impact of the federal government’s sequestration.

Sempra Natural Gas

Earnings for Sempra Natural Gas were $53 million in the first quarter 2013, up from $1 million in first quarter 2012, due primarily to a $44 million gain related to the sale of half of the Mesquite Power natural gas-fired power plant in February.

2013 EARNINGS EXPECTATIONS

Sempra Energy does not plan to update its previous 2013 earnings guidance until after the CPUC issues a final decision in the General Rate Case for SDG&E and SoCalGas.  If, however, the terms of the General Rate Case draft decision are adopted in the final decision, the company would expect earnings to be at the low end of the current per-share guidance range for 2013 of $4.30 to $4.80.

INTERNET BROADCAST

Sempra Energy will broadcast a live discussion of its earnings results over the Internet today at 1 p.m. EDT with senior management of the company.  Access is available by logging onto the website at www.sempra.com.  For those unable to log onto the live webcast, the teleconference will be available on replay a few hours after its conclusion by dialing (888) 203-1112 and entering passcode 2913728.

Sempra Energy, based in San Diego, is a Fortune 500 energy services holding company with 2012 revenues of approximately $10 billion.  The Sempra Energy companies’ nearly 17,000 employees serve more than 31 million consumers worldwide.

###

This press release contains statements that are not historical fact and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements can be identified by words like “believes,” “expects,” “anticipates,” “intends,” “plans,” “forecasts,” “estimates,” “may,” “will,” “would,” ”could,” “should,” “potential,” “target,” “outlook,” “depends,” “pursue” or similar expressions, or discussions of guidance, strategies, plans, goals, initiatives, objectives or intentions.  Forward-looking statements are not guarantees of performance.  They involve risks, uncertainties and assumptions.  Future results may differ materially from those expressed in the forward-looking statements.  Forward-looking statements are necessarily based upon various assumptions involving judgments with respect to the future and other risks, including, among others: local, regional, national and international economic, competitive, political, legislative and regulatory conditions and developments; actions and the timing of actions by the California Public Utilities Commission, California State Legislature, Federal Energy Regulatory Commission, U.S. Department of Energy, Nuclear Regulatory Commission, California Energy Commission, California Air Resources Board, and other regulatory, governmental and environmental bodies in the United States and other countries where the company does business; capital market conditions, including the availability of credit and the liquidity of investments; inflation, interest and exchange rates; the impact of benchmark interest rates, generally Moody’s A-rated utility bond yields, on the California utilities’ cost of capital; the timing and success of business development efforts and construction, maintenance and capital projects, including risks inherent in the ability to obtain, and the timing of the granting of, permits, licenses, certificates and other authorizations; energy markets, including the timing and extent of changes and volatility in commodity prices; the availability of electric power, natural gas and liquefied natural gas, including disruptions caused by failures in the North American transmission grid, pipeline explosions and equipment failures; weather conditions, natural disasters, catastrophic accidents, and conservation efforts; risks inherent in nuclear power generation and radioactive materials storage, including catastrophic release of such materials, the disallowance of the recovery of the investment in, or operating costs of, the generation facility due to an extended outage, and increased regulatory oversight; risks posed by decisions and actions of third parties who control the operations of investments in which the company does not have a controlling interest; wars, terrorist attacks and cyber security threats; business, regulatory, environmental and legal decisions and requirements; expropriation of assets by foreign governments and title and other property disputes; the impact on reliability of SDG&E’s electric transmission and distribution system due to increased power supply from renewable energy sources; the impact on competitive customer rates of the growth in distributed and local power generation and the corresponding decrease in demand for power delivered through our electric transmission and distribution system; the inability or determination not to enter into long-term supply and sales agreements or long-term firm capacity agreements; the resolution of litigation; and other uncertainties, all of which are difficult to predict and many of which are beyond the control of the company.  These risks and uncertainties are further discussed in the reports that Sempra Energy has filed with the Securities and Exchange Commission.  These reports are available through the EDGAR system free-of-charge on the SEC’s website, www.sec.gov, and on the company’s website at www.sempra.com.

These forward-looking statements speak only as of the date hereof, and the company undertakes no obligation to update or revise these forecasts or projections or other forward-looking statements, whether as a result of new information, future events or otherwise.

Sempra International, LLC, and Sempra U.S. Gas & Power, LLC, are not the same companies as San Diego Gas & Electric (SDG&E) or Southern California Gas Company (SoCalGas) and Sempra International, LLC and Sempra U.S. Gas & Power, LLC are not regulated by the California Public Utilities Commission. Sempra International’s underlying entities include Sempra Mexico and Sempra South American Utilities. Sempra U.S. Gas & Power’s underlying entities include Sempra Renewables and Sempra Natural Gas.

SEMPRA ENERGY
Table A

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended March 31,
(Dollars in millions, except per share amounts)	2013	2012
	(unaudited)
REVENUES
Utilities	$ 2,334	$ 2,091
Energy-related businesses	316	292
Total revenues	2,650	2,383
EXPENSES AND OTHER INCOME
Utilities:
Cost of natural gas	(556)	(431)
Cost of electric fuel and purchased power	(447)	(388)
Energy-related businesses:
Cost of natural gas, electric fuel and purchased power	(111)	(129)
Other cost of sales	(48)	(33)
Operation and maintenance	(724)	(671)
Depreciation and amortization	(295)	(257)
Franchise fees and other taxes	(106)	(96)
Gain on sale of asset	74	-
Equity earnings, before income tax	10	12
Other income, net	37	75
Interest income	6	5
Interest expense	(138)	(113)
Income before income taxes and equity earnings of certain unconsolidated subsidiaries	352	357
Income tax expense	(178)	(117)
Equity earnings, net of income tax	4	11
Net income	178	251
Losses (earnings) attributable to noncontrolling interests	2	(13)
Preferred dividends of subsidiaries	(2)	(2)
Earnings	$ 178	$ 236

Basic earnings per common share	$ 0.73	$ 0.98
Weighted-average number of shares outstanding, basic (thousands)	243,294	240,566

Diluted earnings per common share	$ 0.72	$ 0.97
Weighted-average number of shares outstanding, diluted (thousands)	247,534	243,761
Dividends declared per share of common stock	$ 0.63	$ 0.60

SEMPRA ENERGY
Table B

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
(Dollars in millions)	2013	2012(1)
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$ 1,471	$ 475
Restricted cash	57	46
Accounts receivable	1,329	1,299
Income taxes receivable	73	56
Deferred income taxes	28	148
Inventories	270	408
Regulatory balancing accounts – undercollected	411	395
Regulatory assets	42	62
Fixed-price contracts and other derivatives	88	95
U.S. Treasury grants receivable	236	258
Asset held for sale, power plant	-	296
Other	118	157
Total current assets	4,123	3,695

Investments and other assets:
Restricted cash	19	22
Regulatory assets arising from pension and other postretirement benefit obligations	1,167	1,151
Regulatory assets arising from wildfire litigation costs	360	364
Other regulatory assets	1,233	1,227
Nuclear decommissioning trusts	952	908
Investments	1,519	1,516
Goodwill	1,113	1,111
Other intangible assets	434	436
Sundry	895	878
Total investments and other assets	7,692	7,613
Property, plant and equipment, net	25,458	25,191
Total assets	$ 37,273	$ 36,499

Liabilities and Equity
Current liabilities:
Short-term debt	$ 762	$ 546
Accounts payable	990	1,110
Dividends and interest payable	323	266
Accrued compensation and benefits	217	337
Regulatory balancing accounts – overcollected	294	141
Current portion of long-term debt	1,381	725
Fixed-price contracts and other derivatives	71	77
Customer deposits	142	143
Reserve for wildfire litigation	221	305
Other	788	608
Total current liabilities	5,189	4,258
Long-term debt	10,680	11,621

Deferred credits and other liabilities:
Customer advances for construction	139	144
Pension and other postretirement benefit obligations, net of plan assets	1,466	1,456
Deferred income taxes	2,248	2,100
Deferred investment tax credits	46	46
Regulatory liabilities arising from removal obligations	2,783	2,720
Asset retirement obligations	2,056	2,033
Fixed-price contracts and other derivatives	254	252
Reserve for wildfire litigation	45	22
Deferred credits and other	1,027	1,085
Total deferred credits and other liabilities	10,064	9,858
Contingently redeemable preferred stock of subsidiary	79	79
Equity:
Total Sempra Energy shareholders’ equity	10,423	10,282
Preferred stock of subsidiary	20	20
Other noncontrolling interests	818	381
Total equity	11,261	10,683
Total liabilities and equity	$ 37,273	$ 36,499

(1)	Derived from audited financial statements.

SEMPRA ENERGY
Table C

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three months ended March 31,
(Dollars in millions)	2013	2012
	(unaudited)
Cash Flows from Operating Activities
Net income	$178	$251
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization	295	257
Deferred income taxes and investment tax credits	252	31
Gain on sale of asset	(74)	―
Equity earnings	(14)	(23)
Fixed-price contracts and other derivatives	17	(12)
Other	6	14
Net change in other working capital components	149	168
Changes in other assets	17	12
Changes in other liabilities	9	1
Net cash provided by operating activities	835	699

Cash Flows from Investing Activities
Expenditures for property, plant and equipment	(531)	(811)
Expenditures for investments	(5)	(51)
Proceeds from sale of asset	371	―
Distributions from investments	15	8
Purchases of nuclear decommissioning and other trust assets	(136)	(134)
Proceeds from sales by nuclear decommissioning and other trusts	134	135
Decrease in restricted cash	52	39
Increase in restricted cash	(60)	(40)
Other	(2)	(5)
Net cash used in investing activities	(162)	(859)

Cash Flows from Financing Activities
Common dividends paid	(145)	(115)
Preferred dividends paid by subsidiaries	(2)	(2)
Issuances of common stock	15	13
Repurchases of common stock	(45)	(16)
Issuances of debt (maturities greater than 90 days)	608	1,008
Payments on debt (maturities greater than 90 days)	(645)	(347)
Proceeds from sale of noncontrolling interests, net of $25 in offering costs	574	―
Decrease in short-term debt, net	(43)	(224)
Distributions to noncontrolling interests	(1)	(3)
Other	4	(4)
Net cash provided by financing activities	320	310

Effect of exchange rate changes on cash and cash equivalents	3	2

Increase in cash and cash equivalents	996	152
Cash and cash equivalents, January 1	475	252
Cash and cash equivalents, March 31	$1,471	$404

SEMPRA ENERGY
Table D

SEGMENT EARNINGS AND CAPITAL EXPENDITURES & INVESTMENTS

	Three months ended
	March 31,
(Dollars in millions)	2013	2012
	(unaudited)
Earnings (Losses)
California Utilities:
San Diego Gas & Electric	$ 91	$ 105
Southern California Gas	46	66
Sempra International:
Sempra South American Utilities	37	40
Sempra Mexico	31	33
Sempra U.S. Gas & Power:
Sempra Renewables	4	10
Sempra Natural Gas	53	1
Parent and other	(84)	(19)
Earnings	$ 178	$ 236

	Three months ended
	March 31,
(Dollars in millions)	2013	2012
	(unaudited)
Capital Expenditures and Investments
California Utilities:
San Diego Gas & Electric	$ 237	$ 398
Southern California Gas	179	165
Sempra International:
Sempra South American Utilities	22	20
Sempra Mexico	61	5
Sempra U.S. Gas & Power:
Sempra Renewables	11	251
Sempra Natural Gas	26	22
Parent and other	-	1
Consolidated Capital Expenditures and Investments	$ 536	$ 862

SEMPRA ENERGY
Table E

OTHER OPERATING STATISTICS (Unaudited)

	Three months ended March 31,
UTILITIES	2013	2012

California Utilities - SDG&E and SoCalGas
Gas Sales (bcf)(1)	140	134
Transportation (bcf)(1)	168	171
Total Deliveries (bcf)(1)	308	305
Total Gas Customers (Thousands)	6,685	6,660

Electric Sales (Millions of kWhs)(1)	4,024	4,089
Direct Access (Millions of kWhs)	835	752
Total Deliveries (Millions of kWhs)(1)	4,859	4,841
Total Electric Customers (Thousands)	1,403	1,395

Other Utilities(2)
Natural Gas Sales (bcf)
Argentina	64	73
Mexico	6	6
Mobile Gas	11	12
Willmut Gas(3)	1	-
Natural Gas Customers (Thousands)
Argentina	1,868	1,819
Mexico	94	90
Mobile Gas	89	90
Willmut Gas(3)	20	-
Electric Sales (Millions of kWhs)
Peru	1,746	1,690
Chile	761	745
Electric Customers (Thousands)
Peru	968	934
Chile	628	613

ENERGY-RELATED BUSINESSES

Sempra International
Power Sold (Millions of kWhs)
Sempra Mexico	1,044	1,078

Sempra U.S. Gas & Power
Power Sold (Millions of kWhs)
Sempra Renewables(4)	698	273
Sempra Natural Gas	1,132	1,940

(1) Includes intercompany sales.

(2) Represents 100% of the distribution operations of the subsidiary, although the subsidiary in Argentina is not consolidated within Sempra Energy and the related investments are accounted for under the equity method.

(3) Acquired in May 2012.

(4) Includes 50% of total power sold related to wind projects in which Sempra Energy has a 50% ownership. These subsidiaries are not consolidated within Sempra Energy and the related investments are accounted for under the equity method.